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                                   EXHIBIT 4.2


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                      AMENDED AND RESTATED FIRSTSOUTH BANK
                       STOCK OPTION PLAN FOR KEY EMPLOYEES
                        AS ASSUMED BY CENTURA BANKS, INC.


         As authorized pursuant to the Resolutions of the Board of Directors of Centura Banks, Inc. ("Centura") dated the 19th day of June, 1996, the Amended and Restated FirstSouth Bank ("FSB") Stock Option Plan for Key Employees (the "Former Plan"), as in effect immediately prior to the Effective Time of the Merger described below, shall, notwithstanding any other provision of the Former Plan, be assumed by Centura effective as of the Effective Time of the Merger of FSB with Centura Bank (such defined terms "Effective Time" and "Merger" having such meanings as set forth in that certain Agreement and Plan of Reorganization and Merger by and Among FSB, Centura Bank, and Centura dated as of June 7, 1996 (the "Merger Agreement"), and, as assumed, shall read as follows:

         The terms and provisions of the Former Plan, a copy of which is attached hereto as Appendix A, are hereby incorporated by reference and restated herein as if fully set forth herein, with the following amendments:

         a. Definitions. As used herein, the following definitions shall be substituted for the definitions set forth in the Former
Plan or added as new definitions, as applicable:

                  i.       "Board" means the Board of Directors of the Company.

                  ii. "Committee" means the Compensation Committee of the Company.

                  iii. "Company" means Centura Banks, Inc., or any successor thereto.

                  iv.      "FSB" means FirstSouth Bank.

                  v. "Plan" means this Plan, in the form of the Former Plan attached hereto as Appendix A and incorporated by reference herein, as assumed by the Company with the amendments set forth herein.

                  vi. "Stock" means common stock of the Company having no par value per share.

                  vii. "Substituted Option" means an Option granted by FSB under the Former Plan prior to the Effective Time of the Merger and assumed by the Company in accordance with the Merger Agreement and Code Section 424 (see Section 4 of the Plan as amended herein).



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         b.       Stock Subject to the Plan.  Section 4 of the Plan, as
assumed by Centura and amended and restated as provided above, is amended to add the following new second paragraph of Section 4, as follows:

                           "Options have been issued by FSB under the Former Plan prior to the Effective Time of the Merger. Notwithstanding anything to the contrary in this Plan, all Options outstanding under the Former Plan immediately prior to the Effective Time of the Merger shall be assumed by the Company. Substituted Options shall be issued for all options granted under the Former Plan (and outstanding immediately prior to the Effective Time of the Merger) in accordance with the principles of Code Sections 424(a) and 424(h). For purposes of this Plan, all Substituted Options shall be deemed to have been granted as of the effective date they were originally granted by FSB. Shares subject to such Substituted Options shall be considered part of the shares of Stock reserved for issuance under this Plan. In determining the Substituted Options, the number of shares of Stock of the Company subject to each Substituted Option shall be equal to the number of shares of Stock of FSB subject to such option immediately prior to the Effective Time of the Merger multiplied by 0.55, and the per share exercise price under each Substituted Option shall be adjusted by dividing the per share exercise price under such option by 0.55 and rounding up to the nearest cent. Notwithstanding the foregoing, the Company shall not be obligated to issue any fraction of a share of Stock upon exercise of the Substituted Options, and any fraction of a share of Stock that would otherwise be subject to a Substituted Option shall represent the right to receive a cash payment upon exercise of such Substituted Option equal to the product of such fraction and the difference between the fair market value of one share of Stock at the time of exercise of such option and the per share exercise price of such option. In addition, notwithstanding the foregoing, each Substituted Option that is an Incentive Stock Option shall be adjusted as required by Code Section 424, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Code Section 424(h)."




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         c.       Effectiveness of Plan.  Section 9 of the Plan, as assumed
by Centura and amended and restated as provided above, is amended to delete the existing Section 9 and substitute the following new section 9 as follows:

                           "9. Effectiveness of Plan. The Plan became effective upon its adoption by the Board of Directors of FSB and subsequent approval by the stockholders of FSB and the North Carolina Commissioner of Banks, was assumed by the Company effective as of the Effective Time of the Merger, and shall continue in effect until June 30, 1998, unless earlier terminated as provided in the Plan."

                                        CENTURA BANKS, INC.


                                        By_________________________
                                           Authorized Officer


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                                   APPENDIX A

                                   FORMER PLAN



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                                                          Amended and Restated
                                                          As of March 8, 1994

                              AMENDED AND RESTATED
                                 FIRSTSOUTH BANK
                       STOCK OPTION PLAN FOR KEY EMPLOYEES

         1. Purposes of Plan. The purposes of this Plan are (i) to provide incentives for key employees of FirstSouth Bank, a North Carolina Corporation (the "Company") and its subsidiary corporations by encouraging their ownership of the common stock, $3.33 1/3 par value, of the Company and (ii) to aid the Company in retaining such key employees, upon whose efforts the Company's success and future growth depends, and attracting other such employees.
         2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:
                  (a) "Board" shall mean the Board of Directors of FirstSouth Bank.
                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future revenue laws.
                  (c) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 3 of the Plan. If no Committee is appointed, the term "Committee" shall refer to the Board.
                  (d)      "Company" shall mean FirstSouth Bank.
                  (e) "Employee" shall mean any salaried employee of the Company or any Subsidiary.



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                  (f) "Incentive Stock Option" shall mean any stock option
granted in accordance with the provisions of paragraph 7 of the Plan.
                  (g) "Option" shall mean a stock option granted pursuant to the Plan.
                  (h) "Optioned Shares" shall mean the Stock subject to an Option granted pursuant to the Plan.
                  (i) "Optionee" shall mean a person who receives an option under the Plan.
                  (j)      "Plan" shall mean this Stock Option Plan for Key
Employees.
                  (k) "Stock" shall mean the $3.33 1/3 par value common stock of the Company.
                  (l) "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424 (f) of the Code.
         3. Administration. The Plan shall be administered by the Stock Option Committee of the Board, as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive, and binding on all persons, including Optionees and their legal representatives and beneficiaries.
                  The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than three of its


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members. No member of the Committee shall be eligible to participate in the
Plan. The Board of Directors shall designate one of the members of the Committee as its chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.
         4. Stock Available for Options. There shall be available for Options under the Plan a total of One Hundred Forty-Six Thousand Seven Hundred Ninety-six (146,796) shares of Stock, subject to any adjustments which may be made pursuant to Section 6(g) of the Plan. Shares of Stock used for purposes of the Plan shall be authorized and unissued shares. Shares of Stock covered by Options which have terminated or expired prior to exercise shall be available for further Options hereunder.
         5. Eligibility. Options under the Plan may be granted to Employees of the Company or any Subsidiary. Options may be granted


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to eligible Employees whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting Employees for options and determining the number of shares of Stock subject to any particular option, the Committee may take into consideration any factors it may deem relevant, including its estimate of the Employee's present and potential contributions to the success of the Company and its Subsidiaries; provided, that such selection and determination is reasonable in relation to the purpose of the Plan and the needs of the Company. The maximum number of shares of Stock subject to all options granted to any one Employee under the Plan may not exceed in the aggregate forty percent of the total shares of Stock authorized for issuance under the Plan.
         6. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a Stock Option Certificate in a form approved by the Committee. The Committee shall, in its discretion, prescribe the terms and conditions of, and the number of shares of Stock subject to, the options to be granted hereunder, which terms, conditions, and number of shares need not be the same in each case, subject to the following:
                  (a) Option Price. The price at which each share of Stock covered by an Option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the greater of Six and 98/100 Dollars ($6.98) per share or the fair market value per share at the time the Option is granted. The date of the granting of an Option shall be the date specified by the


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Committee in its grant of the Option. The fair market value of a share of Stock shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by other appropriate methods selected by the Committee.
                  (b) Option Period. The period for exercise of an Option shall be no more than five (5) years from the date of the grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.
                  (c) Exercise of Options. In order to exercise an Option, the Optionee shall deliver to the Company a written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or a bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor.
         The notice of exercise shall specify the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee, certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effective for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States Mail, addressed to the Optionee at the address specified pursuant to this paragraph 6(c). Until the


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issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares.
An Option may not be exercised for fractional shares.
                  (d) Effect of Termination of Employment. An Option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary, except in the following circumstances and subject to earlier termination of exercisability as provided for in the Plan:
                           (i)      If the Optionee's employment is terminated
                                    by action of his employer or by reason of
                                    disability, the option may be exercised by
                                    the Optionee within three (3) months after
                                    such termination, but only as to any shares
                                    exercisable on the date the Optionee's
                                    employment so terminates;
                          (ii) In the event of the death of the Optionee during the three (3) month period after termination of employment covered by (i) above, the person or persons to whom his rights  are  transferred  by will or laws of
                                    dissent and distribution shall have a period
                                    of one (1) year  from the date of his  death
                                    to   exercise   any   options   which   were
                                    exercisable by the Optionee at the time of his death; and,


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                          (iii)     In the  event of the  death of the  Optionee
                                    while  employed,  the option shall thereupon
                                    become  exercisable  in full, and the person
                                    or persons to whom the Optionee's rights are
                                    transferred  by will or the laws of  dissent
                                    and distribution  shall have a period of one
                                    (1) year  from  the  date of the  Optionee's
                                    death   to   exercise   such   Option.   The
                                    provisions of the foregoing  sentence  shall
                                    apply to any  outstanding  Options which are
                                    Incentive   Stock   Options  to  the  extent
                                    permitted by Section  422(d) of the Code and
                                    such  outstanding  options in excess thereof
                                    shall,  immediately  upon the  occurrence of
                                    the  event   described   in  the   foregoing
                                    sentence, be treated for all purposes of the Plan as a non-statutory stock option and shall be immediately exercisable as such as provided in the foregoing sentence.

                  (e) No Right to Continued Employment. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time.
                  (f) Non-Transferability of Options. During the lifetime of an Optionee, Options held by such Optionee shall be exercisable


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only by him. No Option shall be transferable other than by will or the laws of dissent and distribution. No disposition of an Option (other than upon exercise or conversion) nor any securities acquired by an Optionee arising out of the grant, conversion or exercise of an Option may be made by an Optionee any earlier than six months and one day from the date of the grant of the Option.
                  (g) Adjustments for Change in Stock Subject to Plan and Other Events. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference Stock, ahead of or affecting the Stock or the rights thereto, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares or recapitalization, the number and kinds of shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to


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maintain a proportionate number of shares without changing the aggregate option price.
                  In connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all of its assets, the Committee is hereby authorized and shall either:
                           (i) Give notice to the Optionee that pursuant hereto the option shall terminate as of the effective date of the merger, consolidation, or sale; provided, that the Optionee is afforded a reasonable time prior to such effective date in which to exercise his option and provided further, that upon the giving of such notice, the exercisability of the Option shall be accelerated to permit its exercise in full prior to such termination (the acceleration of the exercisability of the option shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the giving of the notice, be treated for all purposes of the Plan as a nonstatutory stock option and shall be immediately exercisable as such as provided in this Section 6(g)(i)); or,

                      (ii) Require any Optionee, at any time following the consummation of such a merger, consolidation, or sale or transfer of assets to surrender any option (or portion thereof) to the Company in return for a substitute option which is issued by the corporation surviving such merger or consolidation or the corporation which acquired such assets (or by an affiliate of such corporation) and which the Committee, in its sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of the Option (or portion thereof) so surrendered; or,

                     (iii) Cause lawful and adequate provisions to be made whereby upon any exercise of an Option after such merger, consolidation, or sale or transfer of assets and at no additional cost other than the payment of the purchase price upon such exercise, the Optionee shall be entitled to receive in lieu of the Stock: (1) the number and class of shares or other securities, or (2) the amount of cash, or (3) the property, or (4) a combination of the foregoing, to which the Optionee would have been entitled pursuant to the terms of such merger, consolidation, sale, or transfer of assets, if immediately prior thereto the Optionee had been the holder of


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         record of the number of shares of Stock for which such Option shall be so exercised.

                  (h) Registration, Listing, and Qualification of Shares of Stock. Each Option shall be subject to the requirement that if any time the Board shall determine that the registration, listing, or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company may require that any person exercising an option make such representations and agreements and furnish such information as the Company deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.
                  (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

     7. Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant Options under the Plan to eligible employees which constitute Incentive Stock Options within the meaning of Section 422 of the Code; provided, however, that (a) no Incentive Stock Option shall cover a number of shares of


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Stock in excess of the maximum number of shares permitted to be covered pursuant to the provisions of Section 422(d) of the Code, (b) no Incentive Stock Option shall be granted at an option price which is less than the fair market value per share on the date of grant, (c) if the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or any Subsidiary, the price per share shall not be less than one hundred ten percent (110%) of the market value per share on the date of grant, and (d) Section 6 (d) (ii) hereof shall not apply to any Incentive Stock Option.
         8. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Option shall be granted hereunder, after June 30, 1998. Provided, however, that the Board of Directors may at any time prior to that date terminate the Plan.
The Board of Directors may at any time amend the Plan; provided, however, that except as contemplated in Sections 6(b) and 6(g), the Board shall not, without approval of not less than two-thirds of the issued and outstanding shares of the stock of the Company at a meeting of the stockholders on which a proposal to amend the Plan is voted upon, (i) increase the number of shares of Stock for which options may be granted under the Plan, (ii) change the minimum option prices, (iii) extend the period during which Options may be granted or exercised, or (iv) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive


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Options. No termination or amendment of the Plan may, without the consent of an
Optionee, adversely affect the rights of such Optionee under any Option held by such Optionee.
         9. Effectiveness of Plan. The Plan shall be effective on the date the Board adopts the Plan and options may thereafter be granted hereunder subject to the following conditions: Within twelve (12) months after the adoption of the Plan by the Directors, the Plan must be approved (i) by the affirmative vote of not less than two-thirds of the issued and outstanding shares of the stock of the Company at a meeting of the stockholders duly called and held and (ii) by the North Carolina Commissioner of Banks. No Options granted hereunder shall be exercisable prior to the approval of the shareholders and the approval of the North Carolina Commissioner of Banks as aforesaid. In the event that the Plan shall not have been approved by the stockholders and the North Carolina Commission of Banks within twelve (12) months after the adoption of this Plan by the Board the Plan shall thereupon terminate and all options previously granted under the Plan shall become void and of no effect.
         10. Other Actions. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.


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         11.      Miscellaneous Provisions.  The Plan and the Options
granted hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina. Words used herein in the masculine gender shall include the feminine whenever the context so requires.



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